FOR IMMEDIATE RELEASE


MEDIA CONTACT:                                          SHAREHOLDER CONTACT:

Mary Ann Susco                                          Marco Acosta
(212) 850-1382                                          (212) 850-1333
suscom@jwseligman.com                                   acostam@jwseligman.com



                      SELIGMAN SELECT MUNICIPAL FUND, INC.
                 DECLARES DECEMBER INCOME DIVIDEND DISTRIBUTION


NEW YORK, December 4, 2007 - Directors of Seligman Select Municipal Fund, Inc. (NYSE: SEL) today declared an income dividend of $0.036 per share. The dividend will be payable December 21, 2007 to shareholders of record on December 14, 2007. Shares of Seligman Select Municipal Fund, Inc. will be offered "ex-dividend" on December 12, 2007.

Seligman Select Municipal Fund, Inc. is managed by J. & W. Seligman & Co. Incorporated (JWS), a New York-based investment manager and advisor, which was founded in 1864. Seligman Advisors, Inc. is the principal underwriter of the Seligman mutual funds managed by JWS. Seligman Services, Inc. provides client services to shareholders of Seligman Select Municipal Fund, Inc. Seligman Advisors, Inc. and Seligman Services, Inc. are wholly-owned subsidiaries of JWS.

You should consider the investment objectives, risks, charges, and expenses of a fund carefully before investing. You can obtain the Fund's most recent annual, semi-annual and quarterly reports by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068. These reports and other information are also available on the Securities and Exchange Commission's EDGAR Database.

                                       ###